UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2013

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Investment Corporation II (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 20, 2013.  As of April 10, 2013, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 101,782,877 shares of common stock were eligible to be voted, and 40,211,076 of those shares were voted in person or by proxy at the Annual Meeting. Stockholders were asked to consider and act upon:

•	Proposal No. 1 – the election of eight members of the board of directors of the Company to serve until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified; and

•	Proposal No. 2 – the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

All director nominees listed in the Company’s 2013 proxy statement were elected by the Company’s stockholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Barbara Adams	24,120,677	385,683	15,704,716
David J. Adelman	24,122,467	383,893	15,704,716
Michael C. Forman	24,138,150	368,210	15,704,716
Michael J. Heller	24,113,097	393,263	15,704,716
Robert E. Keith, Jr.	24,142,378	363,982	15,704,716
Paul Mendelson	24,153,027	353,333	15,704,716
John E. Stuart	24,146,162	360,198	15,704,716
Scott J. Tarte	24,136,413	369,947	15,704,716

The proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 was also approved by the Company’s stockholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	39,438,881
Votes Against	223,481
Abstentions	548,714
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	June 24, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer